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                                                                  EXHIBIT 10.23

                                 GENERAL RELEASE


         This General Release (the "Release") is hereby executed and delivered by Ross M. Patten ("Patten") in favor of Synagro Technologies, Inc., a Delaware corporation (the "Company").

         WHEREAS, Patten and the Company entered into an Employment Agreement, dated February 19, 1999, and amended it by the Agreement Concerning Employment Rights, dated January 27, 2000 (the "First Amendment"), and the Amendment No. 2 to Agreement Concerning Employment Rights dated March 1, 2001 (the "Second Amendment") (the Employment Agreement as amended by the First Amendment and the Second Amendment and as further amended by the Third Amendment (as defined below) is referred to herein as the "Employment Agreement");

         WHEREAS, Patten's position, duties and responsibilities with the Company have been modified effective September 8, 2003; and

         WHEREAS, in connection with such modification, the Company and Patten have entered into that certain Amendment No. 3 to Employment Agreement dated as of the date hereof (the "Third Amendment").

         NOW, THEREFORE, as the primary inducement of the Company to enter into the Third Amendment, the consideration to be paid by the Company thereunder, and other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, Patten hereby agrees as follows:

         1. RELEASE BY PATTEN. Patten, for himself and for all and each of his assigns, agents, attorneys, representatives, spouse, heirs, executors and administrators (hereinafter referred to collectively as the "Patten Releasors"), does covenant not to sue, and does fully remise, release and forever discharge the Company and all of its predecessor and successor firms, parents, subsidiaries and affiliates, and all and each of their present and former officers, directors, principals, shareholders, employees, insurers, plan administrators, attorneys and agents, and all and each of their respective assigns, agents, representatives, spouses, heirs, executors and administrators (hereinafter referred to as the "Company Releasees"), of and from any and all actions, causes of actions, liabilities, suits, debts, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, claims and demands whatsoever, state or federal, in law or in equity, whether based on statute, common law, or any other source, whether known or unknown, asserted or unasserted, suspected or unsuspected, which relate in any way to his employment with the Company , including but not limited to any an all claims under the Texas Commission on Human Rights Act, the Texas Labor Code, Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967 ("ADEA"), the Older Workers' Benefit Protection Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, any other federal, state or local laws or regulations prohibiting employment discrimination or pertaining to employment, any and all claims for wages, commissions, bonuses, money, overtime, severance pay, sick leave, holiday pay, vacation pay, life insurance, group medical insurance, retirement plan contributions, or any other fringe benefit of the Company, violations of state and/or federal wage and hour laws, or workers'

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compensation disability claims; provided, however, that this Release shall not apply to (i) the Company's obligations and liabilities under the Third Amendment and the Company's obligations and liabilities under the Employment Agreement required to be performed after the Termination Date, (ii) all of Patten's rights to coverage, if any, under directors' or officers' liability insurance policies of the Company that by their terms would apply to Patten's acts or omissions while serving the Company or its subsidiaries or its affiliates and (iii) any indemnification arrangements with the Company (including pursuant to the Company's Bylaws) that apply to Patten's service with the Company or its subsidiaries or its affiliates. Patten warrants and represents on behalf of the Patten Releasors that neither he nor any other Patten Releasor has assigned to any other person or entity, any claims against the Company Releasees.

         2. RELEASE OF AGE CLAIMS. Patten expressly acknowledges and agrees that, by executing and delivering this Release, he is waiving any and all rights or claims that he may have arising under the ADEA, and the Older Workers' Benefit Protection Act ("OWBPA"), which have arisen on or before the date of execution of this Release. Patten further expressly acknowledges and agrees that:

         a. The Release is part of an agreement between the parties that is written in a manner calculated to be understood by Patten and that Patten in fact understands the terms, conditions and effect of this Release;

         b. This Release refers to rights or claims arising under ADEA and OWBPA;

         c. Patten does not waive rights or claims under ADEA or OWBPA that may arise after the date this Release is executed;

         d. In return for this Release, Patten will receive consideration beyond that which he was already entitled to receive before entering into this Release;

         e. Patten is hereby advised in writing by this Release to consult with an attorney before signing this Release;

         f. Patten has been informed that he has twenty-one (21) days within which to consider the Release; and

         3. Patten has been informed that he has seven (7) days following the date of

         4. NON-DISPARAGEMENT. Patten agrees that he will not: (i) disparage, criticize or otherwise harm the reputation of the Company, or any of its related or affiliated entities, or its business, products, services, employees, officers or directors, whether written or oral, including without limitation by electronic mail, on the Internet, or in any other communication method or medium; (ii) disrupt or impair the operations of the Company, or any of its related or affiliated entities; and (iii) disrupt, interfere with or otherwise injure the relationships between the Company, any of its related or affiliated entities, and their customers, suppliers and business partners.

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         5. NO ORAL MODIFICATION. This Release may not be modified orally.

         6. NO ORAL WAIVER. No breach of any provision hereof can be waived by any undersigned party unless in writing. Waiver of any one breach by an undersigned party will not be deemed to be a waiver of any other breach of the same or any other provision hereof.

         7. VOLUNTARY AGREEMENT. Patten has been represented or has been given the opportunity to be represented by counsel of his choice in connection with the negotiation and execution of this Release. Patten has relied solely upon his own judgment, belief and knowledge, and/or the advice and recommendation of his own independently selected counsel, concerning the nature, extent and duration of his rights and claims, and that he has not been influenced to any extent whatsoever in executing this document, or the exhibits hereto, by any representations or statements except those expressly contained or referred to herein. Patten executes this Release voluntarily and of his own free will, without coercion or duress to do so.

         8. REVOCATION. Patten may revoke this Release in its entirety during the seven (7) days following execution of the Release by Patten. Any revocation of the Release must be in writing and hand delivered during the revocation period. This Release will become effective and enforceable seven (7) days following execution by Patten, unless it is revoked during the seven-day period. In the event Patten revokes this Release, the Third Amendment shall become null and void.

         9. ACKNOWLEDGMENT OF CONSIDERATION.. Patten acknowledges and agrees that but for the execution and delivery of this Release to the Company, the Company would not have entered into the Third Amendment with Patten, and as a material inducement for the Company to enter into the Third Amendment and to pay to Patten the consideration provided for thereunder, Patten has executed and delivered this Release in favor of the Company.

         10. GOVERNING LAW. This Release will be governed by the substantive laws of the State of Texas without regard to conflicts of law principles.

         11. ENTIRE AGREEMENT. This Release along with the Employment Agreement constitutes the entire understanding and agreement between the parties with respect to the subject matter covered by this Release. This Release supersedes any previous settlement agreement entered into by the parties.

         12. PARAGRAPH HEADINGS. The paragraph headings in this Release are for convenience and reference only and shall not be otherwise considered in the interpretation hereof.

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Dated Effective: December 30, 2003.


                                        /s/ Ross M. Patten
                                        ---------------------------------------
                                        ROSS M. PATTEN

Subscribed and sworn to before me
this 30th day of December, 2003.


/s/ Diana Ellis-Smith
---------------------------------
Notary Public